Exhibit 10n

                       SEVERANCE AND CONSULTING AGREEMENT

             The Severance and Consulting Agreement is made and entered into by and between Joseph H. Rubin (hereinafter "Consultant") and Abrams Industries, Inc., its allied and affiliated companies (hereinafter "the Company").

                              W I T N E S S E T H:

             WHEREAS, Consultant is presently employed by the Company; and

             WHEREAS, Consultant and the Company mutually desire to sever the employment relationship effective July 13, 1999 amicably by entering into the severance arrangements stated in this agreement;

             WHEREAS, Consultant acknowledges and agrees that his employment relationship with the Company is being severed under circumstances in which he would not qualify for receipt of any severance benefits under The Abrams Industries, Inc. Salaried Employees Severance Plan and that the provisions of this Agreement constitute the sole and exclusive source of any post-employment benefits from the Company;

             WHEREAS, Consultant acknowledges that he has been advised in writing to consult with an attorney and that he has been afforded twenty-one
(21) days in which to consider the terms of this Agreement; and

             WHEREAS, Consultant has obtained all advice and counsel he needs to understand each of the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the special monetary consideration and mutual promises stated in this document, it is agreed as follows:

         1. At reasonable times during the period beginning with the date of execution of this document and continuing for eighteen (18) months thereafter, unless terminated earlier, Consultant shall be available to consult with the Company concerning professional and other matters within his knowledge or expertise, including specifically the knowledge or expertise Consultant obtained as a result of his past employment at the Company. Consultant shall provide such consulting services as the Company may direct. Consultant shall not enter into any oral or written agreements on behalf of the Company unless specifically authorized in writing to do so by an Executive Officer of Abrams Industries, Inc. The consulting arrangement stated herein shall end in accordance with the provisions of paragraph (3) below.

         2. Consultant understands and agrees that, after July 13, 1999, he shall not be considered to be an employee of the Company and that during the term of this Agreement, he shall be classified as an independent contractor and that he shall be wholly and exclusively responsible for all taxes, including FICA and federal and state income taxes on sums paid under this Agreement. Except for the payments and benefits provided herein and previously vested profit sharing distributions, Consultant shall not be eligible for any other payments or benefits, such as future profit sharing distributions or any Company-sponsored medical or insurance benefits, that are or may be provided to

Company employees. Subject to any COBRA benefits elections made at the commencement of this Agreement in accordance with normal Company practices, and except as outlined below, Consultant shall be wholly and exclusively responsible for his own medical, life, and other insurance coverages.

         3. This Agreement shall terminate automatically eighteen (18) months after the date of its execution. This Agreement shall also terminate automatically in the event of any revocation by Consultant of the understandings expressed herein. The Company may terminate this Agreement for Cause. Cause shall include the following: actions or statements that disparage or criticize the Company or its affiliates or their officers, directors, employees and agents; failure to cooperate fully with the Company in providing consulting services under this Agreement; actions that damage the Company's business, including, but not limited to any action which interferes with existing contractual or employment relationships with customers or Company employees; the filing of any claim, charge or suit against the Company or its affiliates or any of their past or present officers, directors or employees other than for breach of this Agreement; material breach of any provision of this Agreement; or dishonesty or other misconduct involving the performance of Consultant's duties under this Agreement.

         4. Consultant agrees never to take any action which disparages or criticizes the Company or any of its officers, directors, employees and agents, or its management practices or which disrupts or impairs its normal operations, including actions that would result in the filing of any claims, lawsuits or charges against the Company as a result of anything that has occurred up to and including the present date.

         5. The Company agrees that, commencing after expiration of the revocation period outlined below, it will:

              a) Pay to Consultant $16,000 per month commencing on January 1, 2000 and continuing on the first day of each subsequent 11 months until and including December 1, 2000, and then pay to Consultant a final payment of $108,000 on January 1, 2001.

              b) If Consultant requests reimbursement prior to December 31, 1999 for reasonable legal fees incurred prior to that date in connection with negotiating and entering into this Agreement and provides documentation evidencing those fees, the Company will pay up to $4,000 of the reasonable legal fees. No legal fees incurred after December 31, 1999 will be paid by the Company.

              c) If the Consultant elects COBRA continuation coverage, the Company will pay all of the Consultant's COBRA premium, including the COBRA premium for continuation of dependent coverage currently in place. This COBRA payment will continue until the earlier to occur of: (1) eighteen (18) months following execution of this Agreement, or (2) up to and until Consultant becomes eligible for coverage under a group plan provided by another employer.

As an independent contractor, Consultant shall be wholly and exclusively responsible for all taxes, including FICA and federal and state income taxes on these payments.

Also commencing after the expiration of the revocation period outlined below, the Company agrees that the interest payable under the Deferred Compensation Agreement dated January 15, 1987 between Abrams Industries, Inc. and Joseph H. Rubin shall be as calculated in Section 3 of such Agreement, without reference to Section 5 of such Agreement.

         6. Except claims for workers' compensation benefits, vested profit sharing benefits, unpaid salary accrued through July 13, 1999, or the benefits payable under paragraph 5 of this Agreement, Consultant irrevocably and unconditionally releases, acquits, and forever discharges the Company and each of the Company's officers, directors, employees and agents, and all persons acting by, through under or in concert with any of them (collectively "Releasees"), or any of them individually, from any and all claims, losses, or expenses (including attorney's fees and legal expenses), of any nature whatsoever, whether known or unknown, which Consultant now has, has had, or may hereafter claim to have had against the Releasees by reason of any matter, act, omission, cause or event that has occurred up to the present date.

              a) This release specifically includes, but is not limited to all claims arising from or relating in any way to Consultant's employment relationship with the Company or the termination of his employment, including any claims for back pay, losses or other damages to Consultant or his property resulting from any alleged violation of municipal, state or federal law, such as (but not limited to) claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
                     Section   2000e,   et.   seq.,   as  amended   (prohibiting
                                        --    ---
                     discrimination on account of race, sex, national origin or religion); claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sections 621, et. seq.,
                                                                       -- ---
                     as amended (prohibiting discrimination on account of age); claims under the Employee Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. Section 1001, et. seq.;
                                                                       --  ---
                     claims under the Americans  with  Disabilities  Act of 1990
                     (ADA), 42 U.S.C.  Sections 12101-12213 (Supp. II 1990); and
                     any similar federal, state or municipal law claim, whether sounding in tort or contract, relating in any way to Consultant's employment.

              b) In addition to the specific claims listed above, this release also includes any and all claims, whether known or unknown, which might have been asserted by Consultant in any suit, claim, or charge of discrimination against the Releasees for or on account of any matter or thing whatsoever that has occurred up to and including the date of this Agreement; and

              c) Consultant expressly acknowledges that this release may be pled as a complete defense and will fully and finally bar any such known or unknown claim or claims based on any acts or omissions of the Releasees up to the present date.

         7. By signing this Agreement and accepting the benefits outlined above, Consultant agrees that he will not hereafter pursue any individual claim against the Company, its officers, directors, employees or agents in any municipal, state or federal court or agency (such as the Equal Employment Opportunity Commission or the Department of Labor) for or on account of anything which has occurred up to the present time as a result of his employment or the end of his employment with the Company. Consultant also understands and agrees that the Company will have no obligation to re-employ him.

         8. Consultant understands and agrees that if he takes any action or files any lawsuit in violation of the release provisions stated above, the Company may at its option terminate his eligibility for any unpaid benefits under this Agreement and initiate appropriate action to recover all benefits and moneys previously paid to him as consideration for his signing this Agreement. Consultant also understands that the Company may recover any actual damages caused by his actions in violation of this Section 8, and he agrees to reimburse the Company or any other party released under this Agreement for any costs, including reasonable attorneys' fees, incurred by them as a result of his breach of this Section 8.

         9. While employed, Consultant has learned and, during the term of this Agreement, Consultant will learn important proprietary information related to the Company's business, including, but not limited to, confidential and proprietary information concerning corporate strategies, proposals, operations and planning. Consultant acknowledges that the proprietary customer, operations, financial, and business information that has been or will be learned (i) has been and will be developed through the Company's expenditure of substantial effort, time and money; and (ii) together with relationships developed with customers and employees, could be used to compete unfairly with the Company during the post-employment period. Because the Company's ability to provide services on a competitive basis depends, in part, on its proprietary information and customer relationships, the Company would not share such information and promote Consultant's relationship with customers if the Company believed that Consultant would use or disclose such information or relationships in competition with the Company, or if the Company believed that Consultant's relationship with the Company's employees or customers would be used to the detriment of Company.

         10. Consultant shall protect Confidential Information from disclosure. "Confidential Information" is information relating to the Company's customers, operations, finances, and business that derives value from not being generally known to others (including any individual, corporation, partnership, association, unincorporated organization or other entity), and includes, but is not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, or lists of actual or potential customers or suppliers (including identifying information about those customers), whether or not reduced to writing. Confidential Information includes information disclosed to the Company by third parties that the Company is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret, but information that is not also a trade secret shall constitute Confidential Information only for two years after termination of Consultant's relationship with the Company. Consultant will not use, except in connection with work for Company, and will not disclose during or after Consultant's relationship with the Company, the Company's Confidential Information. Upon the termination of this Agreement or for any reason or at any time at the Company's request, Consultant will deliver promptly to Company all materials, documents, plans, records, notes, or other papers and any copies in Consultant's possession or control relating in any way to the Company's business, which at all times shall be the sole property of the Company.

         11. Consultant agrees that, for a period of two (2) years following July 13, 1999, Consultant shall not, directly or indirectly, solicit or attempt to solicit (i) any customer of the Company with whom Consultant had contact during the term of his employment with the Company, (ii) any person or entity that has been a customer of the Company during the three (3) years prior to the date hereof and which the Consultant directly or indirectly supervised others servicing or soliciting on behalf of the Company, or (iii) any customer about whom Consultant possesses Confidential Information, in each case to provide any service or sell any product to such customer that is identical to or reasonably substitutable for any service or product available from the Company.

         12. Consultant agrees that, for a period of two (2) years following July 13, 1999, Consultant shall not, directly or indirectly, solicit or attempt to solicit individuals who were employees, consultants or independent contractors of the Company at the time of Consultant's termination of employment to leave their employment with or engagement by the Company.

         13. Consultant understands and agrees that any breach of paragraphs 9 through 12 of this Agreement may cause the Company great and irreparable harm and that it would be difficult or impossible to establish the full monetary value of such damage. Consequently, Consultant covenants and agrees that in the event of any breach of these paragraphs of the Agreement, the Company will have the right to seek injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, without the posting of a bond or other security, in addition to whatever other remedies the Company may have.

         14. The covenants contained in this Agreement which, by their terms, require their performance by the Consultant after the expiration or other termination of this Agreement, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

         15. Except as set forth below, Consultant further agrees to keep the terms, amount and fact of this Agreement completely confidential, and Consultant will not disclose the terms or amount of the pay arrangements or any other information about this Agreement to anyone, including, but not limited to, any past, present or future employee or job applicant of the Company. Moreover, Consultant understands that despite this confidentiality provision, Consultant may disclose this Agreement in obtaining legal or tax advice from an attorney or accountant, provided that the person or persons to whom Consultant makes such a disclosure agrees to abide by this confidentiality provision. Consultant further understands that he may disclose this Agreement, after providing appropriate advance notice to the Company, if such disclosure is required by lawful judicial process or by the Internal Revenue Service for tax purposes.

         16. Consultant represents and acknowledges that in executing this Agreement, Consultant does not rely and has not relied upon any promise, inducement, representation or statement made by the Company or its agents, representatives or attorneys about the subject matter, meaning or effect of this Agreement that is not stated in this document.

         17. For a period of up to and including seven (7) days after the date Consultant signs this Agreement, he may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of this seven-day revocation period. If Consultant decides to revoke the Agreement, he will deliver a signed Notice of Revocation on or before the end of this seven-day period. Upon delivery of a timely Notice of Revocation, this Agreement shall be canceled and void and neither party to this Agreement shall have any rights or obligations arising under it.

         18. This Consulting Agreement is made and entered into in the State of Georgia, and shall be interpreted, enforced and governed under the laws of Georgia. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

         19. If any provision of this Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected, but the illegal or invalid part, term or provision shall be excluded from this Agreement.

         20. This Consulting Agreement sets forth the entire agreement between the Consultant and the Company and fully supersedes any and all prior agreements or understandings between them.

Consultant understands that this Agreement must be signed and returned to the Company without any alteration. Any modifications or alteration of the terms of this Agreement voids the Agreement in its entirety.

CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY THE COMPANY TO CAUSE HIM TO EXECUTE THIS AGREEMENT AND THAT THE ONLY CONSIDERATION FOR HIS EXECUTION OF THIS AGREEMENT IS SET FORTH COMPLETELY AND FULLY IN THIS DOCUMENT. CONSULTANT HAS CAREFULLY READ THIS AGREEMENT, HE UNDERSTANDS ITS MEANING AND INTENT, AND HE VOLUNTARILY AGREES TO ABIDE BY ITS TERMS. CONSULTANT ACKNOWLEDGES THAT THE COMPENSATION HE IS ELIGIBLE TO RECEIVE IS ADEQUATE CONSIDERATION FOR HIS SIGNING THIS AGREEMENT AND THAT HE HAS NOT BEEN COERCED INTO SIGNING THIS AGREEMENT AND HAS SIGNED IT FREELY AND VOLUNTARILY. CONSULTANT FURTHER ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT FOR HIS PERSONAL RECORDS.

                                            /s/ Joseph H. Rubin
                                           ---------------------------------
                                           JOSEPH H. RUBIN


                                           Date: 7/13/99
                                                 ----------------
Witnessed:


/s/ Diane Silverhawk
-------------------------------

Date:  7/13/99
     --------------------------             ABRAMS INDUSTRIES, INC.


                                            /s/ Alan R. Abrams
                                            ---------------------------------
                                            Date:  July 13, 1999
Witnessed:                                        -----------------

/s/ Melinda S. Garrett
-------------------------------
Date: 7/13/99
     --------------------------